UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 26, 2021

O’Reilly Automotive, Inc.

(Exact name of registrant as specified in its charter)

Missouri	000-21318	27-4358837
(State or other jurisdiction	Commission file	(I.R.S. Employer
of incorporation or organization)	number	Identification No.)

233 South Patterson Avenue

Springfield, Missouri 65802

(Address of principal executive offices, Zip code)

(417) 862-6708

(Registrant’s telephone number, including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock $0.01 par value	ORLY	The NASDAQ Stock Market LLC
(NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of Securities Act of 1933 (230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 26, 2021, O’Reilly Automotive, Inc. (the “Company”) issued a press release announcing the appointments of Greg Henslee to the position of Chairman of the Board (“Executive Chairman”) and David O’Reilly to the position of Executive Vice Chairman of the Board (“Executive Vice Chairman”), both appointments subject to the respective individual’s election as a director at the Company’s 2021 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on May 13, 2021, and effective immediately following the Annual Meeting.  Mr. O’Reilly currently serves as Executive Chairman and Mr. Henslee currently serves as Executive Vice Chairman.

Mr. Henslee, age 60, has served as a member of the Company’s Board of Directors (the “Board”) since November 2017 and Executive Vice Chairman of the Board since May 2018.  Mr. Henslee served as the Company’s Chief Executive Officer from February 2005 until May 2018; as President from December 2012 to February 2017; as Co-President from 1999 to 2012; as Senior Vice President of Information Systems, Inventory Control, Customer Service, Computer Operations, Pricing and Loss Prevention from 1998 to 1999; as Vice President of Store Operations from 1995 to 1998; and as Director of Computer Operations and Loss Prevention from 1993 to 1995.

Mr. O’Reilly, age 71, has served as a member of the Board since 1972, as Executive Chairman of the Board since February of 2005, and as Co-Chairman of the Board from August 1999 to February 2005.  Mr. O’Reilly served as the Company’s Chief Executive Officer from March 1993 to February 2005; as President from March 1993 to August 1999; and as Vice President from 1975 to March 1993.

The Compensation Committee of the Board recommended, and the Board approved maintaining the current annual base salary of $650,000 for Mr. Henslee and the current annual base salary of $735,000 for Mr. O’Reilly, and determined that both Mr. Henslee and Mr. O’Reilly be issued a restricted share award valued at 50% of each of their respective current annual base salaries, each awarded at the same time that annual equity awards for the Company’s other executive officers are awarded.  The restricted share awards will vest in three equal annual installments, beginning one year following the award date.  The Compensation Committee will evaluate the annual base salaries for both Mr. Henslee and Mr. O’Reilly following the Annual Meeting and will provide recommended updates, if any, to the Board for consideration at that time.

The text of the press release is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press release dated March 26, 2021
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2021	O’REILLY AUTOMOTIVE, INC.

	By:	/s/ Thomas McFall
Thomas McFall
Executive Vice President and Chief Financial Officer
(principal financial and accounting officer)